Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 9, 2009 with respect to the consolidated financial statements of Global Clean Energy, Inc. appearing in the 2008 Annual Report on Form 10-K of Global Clean Energy, Inc. to its stockholders for the year ended December 31, 2008, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Larry O’Donnell, CPA, P.C.

August 20, 2009

LARRY O’DONNELL, CPA, P.C.
2228 South Fraser Street, Unit I
Aurora, CO 80014
(303) 745-4545